                                                                   EXHIBIT 10.19


THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THIS SUBSCRIPTION AGREEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.


THE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THE SECURITIES, WHICH OPINION AND WHICH COUNSEL SHALL BE SATISFACTORY TO THE COMPANY IN ITS SOLE DISCRETION.


                   5% CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

                          HOMECOM COMMUNICATIONS, INC.


                  THIS AGREEMENT is made this 19th day of September, 1997, between HOMECOM COMMUNICATIONS, INC., NASDAQ Symbol "HCOM" (the "Company"), a Delaware corporation, with its principal office at Building 14, Suite 100, 3535 Piedmont Road, Atlanta, GA 30305 and __________________________ (the
"Purchaser"), with its principle office at ____________________________________.

                  IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

                  Section 1. Certain Definitions. For purposes of this
Agreement:

                  "Agreement" means this 5% Convertible Debenture Purchase Agreement including all Exhibits hereto.

                  "Closing Date" means the date of the delivery of the original Debentures to the Escrow Agent against a wire transfer of the funds to the Escrow Agent.

                  "Closing" means the completion of the purchase and sale of the Debentures on the Closing Date.

                  "Common Stock" means the Common Stock of the Company $.0001 par value.

                  "Conversion Date" means the date on which the Purchaser has telecopied the Notice of Conversion to the Company.

                  "Conversion Price" means an amount equal to the lessor of (a) a twenty-five (25%) percent discount from the closing bid price of the Common Stock as reported by NASDAQ or on other securities exchanges or markets on which the Common Stock is listed for the previous three (3) trading days ending on the day before the Conversion Date, or (b) $6.00.

                  "Conversion Shares" means the Underlying Common Stock issued upon the conversion of the Convertible Debenture.

                  "Conversion Table" means the Purchaser may convert up to one-third (1/3rd) of its initial investment, including any and all interest and liquidated damages, if any, from ninety (90) days after the Closing Date, or upon the Registration Effective Date (whichever is sooner) and may convert up to an additional one-third (1/3rd), including any and all interest and liquidated damages, if any, from one hundred twenty (120) days from the Closing Date or thirty (30) days from the Effective Registration Date (whichever is sooner), and may convert the remaining portion of its initial investment, including any and all interest and liquidated damages, if any, after one hundred fifty (150) days from the Closing Date or sixty (60) days from the Registration Effective Date (whichever is sooner).

                   "Convertible Debenture" means the Debenture of the Company convertible into common stock of the Company as hereinafter provided.

                  "Debenture" or "Debentures" means the Convertible Debenture or Convertible Debentures purchased on the Closing Date, as appropriate.

                  "Potential Material Event" means any of the following: (a) the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such information in the registration statement would be detrimental to the business and affairs of the Company; or (b) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the registration statement would be materially misleading absent the inclusion of such information.

                  "Registration Effective Date" means the date upon which the registration of the Conversion Shares is declared effective by the Commission.

                  Section 2.  Authorization and Sale of Debenture.

                  2.1 Agreement to Execute and Deliver the Debenture Agreement and the Debenture. The Company will borrow One Million, Seven Hundred Thousand ($1,700,000) Dollars from the Purchaser in reliance upon the representations and warranties of the Purchaser contained in this Agreement. The Purchaser will lend such sum to the Company, in reliance upon the representations and warranties of the Company contained in this Agreement. Such loan shall occur on the Closing Date and shall accrue interest from the Closing Date.

                  2.2 Authorization. Subject to the terms and conditions of this Agreement, the Company has authorized the execution and delivery of one or more Convertible Debentures in an aggregate principal amount of up to One Million, Seven Hundred Thousand ($1,700,000) Dollars (the "Principal"), with a maturity date three (3) years after the date of issuance (the "Maturity Date"). The Company promises to pay to the Purchaser the Principal, if any remains unconverted, with interest at five (5%) percent per annum, in cash or shares of Common Stock at the Conversion Price at the discretion of the Company on the Maturity Date. Such loan shall occur on the Closing Date and shall accrue interest from the Closing Date. The form of such Debenture is annexed hereto as Exhibit A.

                  2.3 Time and Place of Closings. The Closings shall be held at the offices of Sheldon E. Goldstein, P.C. ("Escrow Agent"), 65 Broadway, 10th Fl., New York, NY 10006, on the Closing Date.

                  2.4 Payment and Delivery. At or prior to the Closing, the following shall occur:

                      (a) Purchaser shall remit by wire transfer the Purchase Price to Escrow Agent as per the separate Escrow Agreement in the form of Exhibit B attached hereto, which shall be executed and delivered by the parties contemporaneously with this Agreement, as payment in full for the Debenture.

                      (b) Company shall deliver or cause to be delivered to Escrow Agent original Debentures, substantially in the form set forth in Exhibit A hereto, bearing the original signatures of an authorized officer of the Company.

                      (c) Wire instructions for Sheldon E. Goldstein, P.C., as follows:

                      Chase Manhattan Bank, N.A.
                      ABA #021000021
                      For the Account of
                       United States Trust Company of New York
                       Account #920-1-073195
                      In Favor of
                       Sheldon E. Goldstein, P.C. Attorney Trust Account Account #59-02347

                  2.5 Closings. At the closings, the following shall occur:

                      (a) The Escrow Agent shall deliver the Purchase Price and the Debenture in accordance with the terms of the Escrow Agreement.

                      (b) The Company shall cause the legal opinion required pursuant to the terms of Section 3.17 hereof to be executed and delivered to the Purchaser.

                      (c) The Company and Purchaser shall execute and deliver the Registration Rights Agreement in the form of Exhibit C attached hereto.

                  Section 3. General Representations and Warranties of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser that the following are true and correct as of the date hereof.

                  3.1 Organization; Qualification. The Company is a corporation duly organized and validly existing under the laws of Delaware and is in good standing under such laws. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the Company.

                  3.2 Capitalization and Conversion. The authorized capital stock of the Company consists of 15,000,000 Shares of Common Stock, $.0001 par value, of which 2,956,396 are outstanding. All issued and outstanding Shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. As of the Closing Date, the Company had reserved from its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock for issuance upon conversion of the aggregate principal amount of the Debenture. Each such conversion shall reduce the principal amount owing on the Debenture by the amount stated in the Notice of Conversion (Exhibit D) and will be reflected in a Convertible Debenture Principal Reduction Schedule signed by an authorized officer of the Company.

                  The Purchaser shall be entitled to convert its Debentures into Common Stock as per Conversion Table defined herein.

                  3.3 Authorization. The Company has all requisite corporate right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Debenture by the Company, the authorization, sale, issuance and delivery of the Conversion Shares and the performance of the Company's obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth in Section 7.3 of this Agreement. Upon their issuance and delivery pursuant to this Agreement, the Conversion Shares will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances except for those imposed by or on behalf of the Purchaser, its creditors or agents.

                  3.4 No Conflict. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Certificate of Incorporation, and any amendments thereto, Bylaws and any amendments thereto of the Company or any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets.

                  3.5 Accuracy of Reports and Information. The Company is in compliance, to the extent applicable, with all reporting obligations under either Section 12(b), 12 (g) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has registered its Common Stock pursuant to Section 12 of the Exchange Act and the Common Stock is listed and trades on the NASDAQ National Small Cap Market.

                  The Company has filed all material required to be filed pursuant to all reporting obligations, under either Section 13(a) or 15(d) of the Exchange Act for a period of at least twelve (12) months immediately preceding the offer and sale of the Debenture (or for such shorter period that the Company has been required to file such material).

                  3.6 SEC Filings/Full Disclosure. For a period of at least twelve (12) months immediately preceding this offer and sale, or such shorter period that the Company has been required to file such Reports as defined herein, (i) none of the Company's filings with the Securities and Exchange Commission contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and (ii) the Company has timely filed all requisite forms, reports and exhibits thereto with the Securities and Exchange Commission.

                  There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been publicly disclosed by the Company or disclosed in writing to the Purchaser which (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or on earnings, business affairs, properties or assets of the Company, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

                  A copy of press release proposed to be released by the Company on or about September 22, 1997 is attached hereto as Schedule 3.6.

                  The Purchaser agrees that, until such time as the press release is generally released to the public, the information contained therein represents confidential information, the Purchaser agrees to treat such information as confidential, and not to disclose or use such information. In connection therewith, the Purchaser agrees that the Purchaser will not trade in the Company's common Stock at any time until such information is generally released to the public.

                  3.7 Absence of Undisclosed Liabilities. The Company has no material liabilities or obligations, absolute or contingent (individually or in the aggregate), except as set forth in the Reports (as hereinafter defined) or as incurred in the ordinary course of business after the date of the Reports.

                  3.8 Governmental Consent, etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Debenture, or the consummation of any other transaction contemplated hereby, except the filing with the SEC of a registration statement for the purpose of registering the Common Stock underlying the Debenture and "Blue Sky" filings and/or registrations required in connection with the purchase and sale of the Debentures or the issuance of the Common Stock upon conversion thereof.

                  3.9 Intellectual Property Rights. Except as disclosed in the Form 10-Ks, Form 10-Qs and Form 8-Ks filed by the Company for a period of at least twelve (12) months immediately preceding this offer, or such shorter period that the Company has been required to file such Reports as defined herein (the "Reports"), the Company has sufficient trademarks, trade names, patent rights, copyrights and licenses to conduct its business as presently conducted. To the Company's knowledge, neither the Company nor its products is infringing or will infringe any trademark, trade name, patent right, copyright, license, trade secret or other similar right of others currently in existence; and there is no claim being made against the Company regarding any trademark, trade name, patent, copyright, license, trade secret or other intellectual property right which could have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company.

                  3.10 Material Contracts. Except as set forth in the Reports, the material agreements to which the Company is a party described in the Reports are valid agreements, in full force and effect, the Company is not in material breach or material default (with or without notice or lapse of time, or both) under any of such agreements, and, to the Company's knowledge, the other contracting party or parties thereto are not in material breach or material default (with or without notice or lapse of time, or both) under any of such agreements.

                  3.11 Litigation. Except as disclosed in the Reports, there is no action, proceeding or investigation pending, or to the Company's knowledge threatened, against the

Company which might result, either individually or in the aggregate, in any material adverse change in the business, prospects, conditions, affairs or operations of the Company. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company currently intends to initiate which will materially effect the Company.

                  3.12 Title to Assets. Except as is required to be set forth in the Reports, the Company has good and marketable title to all properties and material assets described in the Reports as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company.

                  3.13 Subsidiaries. Except as disclosed in the Reports and the financial statements, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

                  3.14 Required Governmental Permits. The Company is in possession of and operating in material compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities which are material to the conduct of its business, all of which are valid and in full force and effect.

                  3.15 Listing. The Company will exercise its best efforts to maintain the listing of its Common Stock on the Nasdaq National Small Cap Market or other organized United States Markets or Quotron System. The Company has not received any notice, oral or written, regarding any intention by Nasdaq to delist the Common Stock.

                  3.16 Other Outstanding Securities. Except as disclosed in the Reports, there are no other material outstanding debt or equity securities presently convertible into Common Stock.

                  3.17 Legal Opinion. Purchaser shall, upon the purchase of the Debenture, receive an opinion letter from counsel to the Company, and the Company represents that it will immediately obtain such an opinion from counsel to the Company in the form attached as Exhibit E.

                  3.18 Dilution. The Company is aware and acknowledges that conversion of the Debentures could cause dilution to existing shareholders and could significantly increase the outstanding number of shares of Common Stock.

                  3.19 Financing Restrictions. The Company cannot without the prior written approval from the Purchaser, obtain any debt or equity financing which would be convertible into the Company's Common Stock within the later of one hundred fifty (150) days from the Closing Date or thirty (30) days from the Registration Effective Date.

                  3.20 No Undisclosed Liabilities or Events. The Company has no liabilities or obligations other than those disclosed in the Reports, this Agreement or those incurred in the ordinary course of the Company's business since January 1, 1997, and which individually or in the aggregate, do not or would not have a material adverse effect on the properties, business, condition (financial or otherwise), results of operations or prospects of the Company. No event or circumstances has occurred or exists with respect to the Company or its properties, business, condition (financial or otherwise), results of operations or prospects, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed.

                  3.21 No Default. The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it is or its property is bound, and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under this Agreement or the Transaction Documents, including the conversion provision of the Debentures, will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under, any material indenture, mortgage, deed of trust or other material agreement applicable to the Company or instrument to which the Company is a party or by which it is bound or any statute or the Memorandum or Articles of the Company, or any decree, judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, or the Company's listing agreement for its Common Stock.

                  3.22 Absence of Events of Default. Except as set forth in the Reports and this Agreement, no Event of Default, as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (as so defined), has occurred and is continuing, which would have a material adverse effect on the Company's business, properties, prospects, condition (financial or otherwise) or results of operations.

                  Section 4. Representations, Warranties and Covenants of the Purchaser. The Purchaser represents and warrants to, and covenants with, the Company that the following are true and correct as of the date hereof and as of the Closing Date.

                  4.1 Authority. The Purchaser has all requisite right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Purchaser, its directors, shareholders, members or partners necessary for the authorization, execution, delivery and performance of this Agreement, and the purchase of the Debentures as well as their respective conversion and exercise, and the performance of the Purchaser's obligations hereunder, has been taken. The Purchaser's signatory has all right, power, authority and capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and will constitute the legal, valid and binding obligations of the Purchaser, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth in Section 7.3 of this Agreement.

                  4.2 Investment Experience. Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Purchaser is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company, including the Reports, to reach an informed and knowledgeable decision to acquire the Debentures. Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Debentures.

                  4.3 Investment Intent. Without limiting its ability to resell the underlying Common Stock pursuant to an effective registration statement, Purchaser represents that it is purchasing the Debentures for its own account as principal for investment purposes, and not with a view to a distribution. Purchaser understands that its acquisition of the Debentures have not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchaser or otherwise acquire or take a pledge of) any of the Debentures or the underlying Common Stock, except in compliance with the Securities Act and any applicable state securities laws, and the rules and regulations promulgated thereunder.

                  4.4 Registration or Exemption Requirements. Purchaser further acknowledges and understands that the Debentures or the Conversion Shares may not be resold or otherwise transferred except in a transaction registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration is available. Purchaser understands that the Debentures and, if converted or exercised as the case may be, the Conversion Shares will be imprinted with a legend that prohibits the transfer of such securities unless (i) it is registered or such registration is not required pursuant to an exemption therefrom, and (ii) if the transfer is pursuant to an exemption from registration other than Rule 144 under the Securities Act and Purchaser provides an opinion of counsel to the Company, which opinion and which counsel shall be reasonably satisfactory to the Company to the effect that the transaction is so exempt.

                  4.5 No Legal, Tax or Investment Advice. Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Debentures constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Debentures.

                  4.6 Purchaser Review. Purchaser hereby represents and warrants that the Purchaser has carefully examined the Reports, and the financial statements contained therein. The Purchaser acknowledges that the Company has made available to the Purchaser all documents and information that it has requested relating to the Company and has provided answers to all of its questions concerning the Company and the Debenture. Nothing stated in the previous two sentences, however, shall be deemed to affect the representations and warranties of the Company contained in this Agreement.

                  4.7 Restrictions on Conversion of Debenture. The Purchaser or any subsequent holder of the Debenture (the "Holder") shall be prohibited from converting any portion of the Debenture which would result in the Purchaser or the Holder being deemed the beneficial owner, in accordance with the provisions of Rule 13d-3 of the Exchange Act, of 4.99% or more of the then issued and outstanding Common Stock of the Company.

                  4.8 Certain Risks. The Purchaser recognizes that the purchase of the Debentures and the Conversion Shares involves a high degree of risk in that:

                      (i) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Debentures and the underlying securities;

                      (ii) a purchaser may not be able to liquidate its investment;

                      (iii) transferability of the Debentures and Conversion Shares is extremely limited;

                      (iv) in the event of disposition, Purchaser could sustain the loss of its entire investment;

                      (v) the Debentures represent non-voting securities, which have the right to convert into and purchase shares of voting equity securities in a corporate entity;

                      (vi) no return on investment, whether through distributions, appreciation, transferability or otherwise, and no performance by, through or of the Company, has been promised, assured, represented or warranted by the Company, or by any director, officer, employee, agent or representative thereof;

                      (vii) while the Common Stock is presently quoted and traded on the NASDAQ National Small Cap Market and while the Purchasers are beneficiaries of certain registration rights provided herein,

                      (a) the Debentures and the Conversion Shares are not registered under applicable federal or state securities laws, and thus may not be sold, conveyed, assigned or transferred unless registered under such laws or unless an exemption from registration is available under such laws, as more fully described below; and

                      (b) the Debentures are not quoted, traded or listed for trading or quotation on the NASDAQ National Small Cap Market, or any other organized market or quotation system, and there is therefore no present public or other market for such Debentures, nor can there be any assurance that the Common Stock will continue to be quoted, traded or listed for trading or quotation on the NASDAQ National Small Cap Market or on any other organized market or quotation system.

                  4.9 No Registration, Review or Approval. The Purchaser acknowledges and understand that the limited private offering and sale of the Debentures and the Conversion Shares pursuant to this Agreement has not been reviewed or approved by the SEC or by any state securities commission, authority or agency, and is not registered under the Act or under the securities or "blue sky" laws, rules or regulations of any state. The Purchaser acknowledges, understands and agrees that the Debentures and the Conversion Shares are being offered and sold hereunder pursuant to (i) a private placement exemption to the registration provisions of the Act pursuant to Section 3(b) or Section 4(2) of such Act and Regulation D promulgated under such Act, and (ii) a similar exemption to the registration provisions of applicable state securities laws.

                  4.10 No Hedging. The Purchaser shall not, directly or indirectly, at any time during which the Purchaser holds any Debentures, engage in any short or other hedging transaction, such as opinion writing, equity swaps or other types of derivative transaction in the Common Stock or other securities of the Company or acquire or establish any "put equivalent position" within the meaning of Rule 16a-1 promulgated under the Exchange Act.

                  Section 5. Conditions to the Purchaser's Obligation to Purchase. The Company understands that the Purchaser's obligation to purchase the Debenture is conditioned upon:

                       (a) Acceptance by Purchaser of this Debenture Purchase Agreement for the purchase of the Debenture, as evidenced by the execution of this Agreement by its authorized officers;

                       (b) Delivery of the Debentures into Escrow;

                       (c) Delivery of legal opinion as required by this Agreement;

                       (d) Execution and delivery by the Company of the Escrow Agreement and the Registration Rights Agreement in the form of Exhibits B and C attached hereto.

                  Section 6. Conditions to Company's Obligation to Sell. Purchaser understands that the Company's obligation to sell the Debenture is conditioned upon:

                       (a) The receipt and acceptance by the Company of this Debenture Purchase Agreement for the Debenture as evidenced by execution of this Debenture Purchase Agreement by the President or any Vice President of the Purchaser; and

                       (b) Delivery into escrow by Purchaser of good funds as payment in full for the purchase of the Debenture.

                      (c) Execution and delivery by the Purchaser of the Escrow Agent and the Registration Rights Agreement in the form of Exhibits B and C.

                  Section 7. Compliance with the Securities Act.

                  7.1 Registration Rights Agreement. The parties will enter into a Registration Rights Agreement, annexed hereto as Exhibit C.

                  7.2 Underwriter. The Company understands that the Purchaser disclaims being an "underwriter" (as such term is defined under the Securities Act and the rules and regulations promulgated thereunder (an "Underwriter"), but Purchaser being deemed an Underwriter shall not relieve the Company of any obligation it has hereunder, except as may be required by law.

                  7.3 Indemnification. Each of the Company and the Purchaser agrees to indemnify the other and to hold the other harmless from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees) which the other may sustain or incur in connection with any material breach by the indemnifying party of any representation, warranty or covenant made by it in this Agreement.

                  7.4 Information Available. So long as any registration statement is effective covering the resale of the Common Stock underlying the Debenture, the Company will furnish to Purchaser:

                      (a) as soon as possible after available (but in the case of the Company's Annual Report to Stockholders, within 150 days after the end of each fiscal year of the Company), one copy of (i) its Annual Report to Stockholders (which Annual report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States of America by a national firm of certified public accountants); (ii) each of its Quarterly Reports to Stockholders, and its Quarterly Reports on Form 10-Q; and
(iii) a full copy of the registration statement covering the Conversion Shares (the foregoing, in each case, including exhibits); and

                      (b) upon the reasonable request of Purchaser, such other information that is generally available to the public.

                  7.5 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Underlying Shares to the public without registration, the Company agrees to use its best efforts to:

                      (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date on which the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

                      (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

                      (c) to furnish to Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as Purchaser may reasonably request in availing itself of any rule or regulation of the SEC allowing Purchaser to sell any of the Underlying Shares without registration.

                  7.6 Temporary Cessation of Offers and Sales by Purchaser. If at any time or from time to time after the Registration Effective Date, the Company notifies the Purchasers in writing of the existence of a Potential Material Event, the Purchasers shall not offer or sell any Conversion Shares or engage in any other transaction involving or relating to the Registrable Shares, from the time of the giving of notice with respect to a Potential Material Event until such Purchasers receive written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, however, that the Company may not so suspend the right to such holders of Conversion Shares for more than two twenty (20) day periods in the aggregate during any 12-month period with at least a ten (10) business day interval between such periods, during the periods the Registration Statement is required to be in effect.

                  7.7 Transfer of Common Stock After Registration. Purchaser hereby covenants with the Company not to make any sale of the Common Stock except either (i) in accordance with the Registration Statement, in which case Purchaser covenants to comply with the requirement of delivering a current prospectus, or (ii) in accordance with Rule 144, in which case Purchaser covenants to comply with Rule 144.

                  7.8 Termination of Obligations. The obligations of the Company pursuant to the Registration Rights Agreement shall cease and terminate upon the earlier to occur of (i) such time as all of the Common Stock have been re-sold, or (ii) such time as all of the Common Stock may be re-sold in any three-month period pursuant to Rule 144 under the Securities Act.

                  7.9 Legend. The certificate or certificates representing the Debentures and, upon conversion, the Conversion Shares shall be subject to a legend restricting transfer under the Securities Act of 1933, such legend to be substantially as follows:

                  "THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS

         EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THE SECURITIES, WHICH OPINION AND WHICH COUNSEL SHALL BE SATISFACTORY TO THE COMPANY IN ITS SOLE DISCRETION."

Such securities shall also include any legends required by any applicable state securities laws.

                  With respect to the Conversion Shares, the legend(s) shall be removed and the Company shall issue a replacement certificate without such legend to the holder of such certificate if such holder provides to the Company an opinion of counsel reasonably acceptable to the Company, to the effect that a public sale, transfer or assignment of such stock may be made without registration.

                  Section 8. Legal Fees and Expenses. Except as provided in the Escrow Agreement, each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby.

                  Section 9. Notice of Conversion. Conversion of the Debenture to Common Stock may be exercised in whole or in part by Purchasers telecopying an executed and completed Notice of Conversion (in the form annexed hereto as Exhibit D) to the Company and delivering the original Notice of Conversion and the certificate representing the Debenture to the Company by express courier within three (3) business days of exercise. Each date on which a Notice of Conversion is telecopied to the Company in accordance with the provisions hereof shall be deemed a Conversion Date. The Company will transmit the certificates representing the Common Stock issuable upon conversion of all or any part of the Debenture (together with the certificates representing portions of the Debenture not so converted) to the Purchaser via express courier within five (5) business days after the Company has received the original Notice of Conversion and Debenture certificate being so converted. In addition to any other remedies which may be available to the Purchaser, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within such five
(5) business day period, the Purchaser will be entitled to revoke the relevant Notice of Conversion by delivering by telecopier with an original by overnight courier a notice to such effect to the Company whereupon the Company and the Purchaser shall each be restored to their respective positions immediately prior to the delivery of the Notice of Conversion. Upon receipt of such Notice the Company shall return by overnight courier the original certificate representing the Debenture. The Notice of Conversion and certificate representing the portion of the Debenture converted shall be delivered as follows:

                           To the Company:

                           HomeCom Communications, Inc.
                           Building 14, Suite 100
                           3535 Piedmont Road
                           Atlanta, GA  30305
                           Attn: Harvey Sax, President/CEO
                           (tele)  (404) 237-4646
                           (fax)  (404) 237-3060

or to such other person at such other place as the Company shall designate to the Purchaser in writing.

                  In the event that the Common Stock issuable upon conversion of the Debenture is not delivered within five (5) business days of receipt by the Company of a valid Conversion Notice and the Debenture to be converted (such date of receipt referred to as the "Conversion Date"), the Company shall pay to the Purchaser, by wire transfer, as liquidated damages for such failure and not as a penalty, for each $100,000 of Debenture sought to be converted, $500 for each of the first ten (10) days, and $1,000 per day thereafter that the Conversion Shares are not delivered, which penalty shall run from the sixth business day after the Conversion Date.

                  Section 10. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first class registered or certified airmail, postage prepaid, and shall be deemed given when so mailed:

                           (a)      if to the Company, to

                                    HomeCom Communications, Inc.
                                    Building 14, Suite 100
                                    3535 Piedmont Road
                                    Atlanta, GA  30305
                                    Attn: Harvey Sax, President/CEO
                                    (tele)  (404) 237-4646
                                    (fax)   (404) 237-3060

                                    copy to:

                                    Morris, Manning & Martin, LLP
                                    1600 Atlanta Financial Center
                                    3343 Peachtree Road, NE
                                    Atlanta, GA  30326
                                    Attn:  Oby T. Brewer, III
                                    (tele) (404) 233-7000
                                    (fax) ( 404) 365-9532
or to such other person at such other place as the Company shall designate to the Purchaser in writing;

                      (b) if to the Purchaser, to






                          (tele)
                          (fax)

                          copy to:





                          (tele)
                          (fax)

or at such other address or addresses as may have been furnished to the Company in writing; or

                      (c) if to any transferee or transferees of a Purchaser, at such address or addresses as shall have been furnished to the Company at the time of the transfer or transfers, or at such other address or addresses as may have been furnished by such transferee or transferees to the Company in writing.

                  Section 11.  Miscellaneous.

                  11.1 Entire Agreement. This Agreement, including all Exhibits and Schedules hereto, embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement or any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

                  11.2 Amendments. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and by Purchaser.

                  11.3 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

                  11.4 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                  11.5 Governing Law/Jurisdiction. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the 1933 Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the federal district court for the Southern District of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if either party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

                  11.6 Recovery of Attorney's Fees. Should any party bring an action to enforce the terms of this Agreement then, if Purchaser prevails in such action it should be entitled to recovery of its attorney's fees from the Company, and if the Company prevails in such action it shall be entitled to recovery of its attorney's fees from the Purchasers.

                  11.7 Fees. The Company acknowledges that Purchaser shall have no responsibility for the payment of any of its fees in connection with this offering.

                  11.8 Counterparts/Facsimile. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

                  11.9 Publicity. The Purchaser shall not issue any press releases or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the Company, except as may be required by applicable law or regulation.

                  11.10 Survival. The representations and warranties in this Agreement shall survive Closing.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized representatives the day and year first above written.


                                       HOMECOM COMMUNICATIONS, INC.



                                       By /s/ Harvey Sax
                                         ---------------------------------
                                          Harvey Sax, Chief Executive Officer

                                       Attest:


                                       /s/ Norman Smith
                                       -------------------------
                                       Norman Smith
                                       Chief Financial Officer


                                       PURCHASER:



                                       -------------------------


                                       By
                                         -----------------------
                                            Officer